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                                                                    EXHIBIT 10.5


                         CONTINUUS SOFTWARE CORPORATION

                      NON-QUALIFIED STOCK OPTION AGREEMENT


        This Agreement is made by and between Continuus Software Corporation, a California corporation ("Company"), and _________________ ("Optionee") as of the ___ of _________ ("Grant Date").

        Now, therefore, in consideration of the premises and intending to be legally bound, the parties agree as follows:

        1. GRANT OF OPTION. Subject to the terms and conditions set forth herein, the Company hereby grants to Optionee a stock option ("Option") to purchase from the Company, at the price of ____________ ($______) per share, _____________ (__________) shares of the Company's authorized and unissued or reacquired shares of common stock.

        2. TERM OF OPTION. Unless earlier exercised pursuant to Section 3 below, the Option shall terminate one, and shall not be exercisable after,
___________________.

        3. EXERCISE.

               3.1 EXERCISABILITY. Subject to the terms and conditions of this Agreement, the Option will vest quarterly over a four year period.

               3.2 NOTICE OF EXERCISE. Optionee shall exercise the Option by delivering to the Company either in person or by certified or registered mail, written notice of election to exercise and payment in full of the purchase price as provided in Subsection 3.3 below. The written notice shall set forth the whole number of shares with respect to which the Option is being exercised.

               3.3 PAYMENT OF PURCHASE PRICE. The purchase price for any shares of common stock of the Company with respect to which Optionee exercises this Option shall be paid in full at the time Optionee delivers to the Company the written notice of election to exercise. The purchase price shall be paid in cash or by check.

        4. ISSUANCE OF SHARES. Promptly after the Company's receipt of the written notice of election provided for in Subsection 3.2 above an Optionee's payment in full of the purchase price, the Company shall deliver, or cause to be delivered to Optionee, certificates for the whole number of shares with respect to which the Option is being exercised by Optionee. Shares shall be registered in the name of Optionee. If any law or regulation of the Securities and Exchange Commission or of any other federal or state governmental body having jurisdiction shall require the Company or Optionee to take any action prior to issuance to Optionee of the shares of common stock of the Company specified in the written notice of election to exercise, or if any listing agreement between the Company and any national securities exchange requires such shares to be listed prior to issuance, the date for the delivery of such shares shall be adjourned until the completion of such action and/or such listing.


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        5. FRACTIONAL SHARES. In no event shall the Company be required to issue fractional shares upon the exercise of any portion of the Option.

        6. RIGHTS AS A SHAREHOLDER. Optionee shall have no rights as a shareholder of the Company with respect to any shares covered by the Option until the date of the issuance of a share certificate for such shares. No adjustment shall be made for any dividends (ordinary or extraordinary, whether cash, securities, or other property) or distributions or other rights for which the record date is prior to the date such share certificate is issued, except as provided in Section 7 below.

        7. RECAPITALIZATION OR REORGANIZATION OF COMPANY. Except as otherwise provided herein, appropriate and proportionate adjustments shall be made in the number and class of shares subject to the Option and the purchase price of such shares in the event of a stock dividend (but only on common stock), stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, separation, or like change in the capital structure of the Company. In the event of a liquidation of the Company or a merger, reorganization, or consolidation of the Company with any other corporation in which the Company is not the surviving corporation or the Company becomes a wholly-owned subsidiary of another corporation, any unexercised option of the Option shall be deemed canceled unless the surviving corporation in any such merger, reorganization, or consolidation elects to assume the Option or to issue substitute options in place thereof. Notwithstanding the foregoing, if the Option otherwise would be canceled in accordance with the preceding sentence, Optionee shall have the right, exercisable during a ten-day period ending on the fifth day prior to such liquidation, merger, or consolidation, to exercise the Option in whole in part. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board of Directors of the Company, the determination of which shall be final, binding and conclusive.

        8. NO TRANSFER OF OPTION. Optionee may not transfer all or any part of the Option and the Option shall not be exercisable by anyone other than Optionee.

        9. INVESTMENT REPRESENTATION. Optionee hereby represents and warrants to the Company that it is acquiring the Option and the common stock subject thereto for its own account for investment and not with a view to or for sale in connection with any distribution thereof. Optionee hereby further represents and warrants to, and agrees with, the Company that, if it exercises the Option in whole or in part at a time when there is not in effect under the Securities Act of 1933, as amended, a registration statement covering the shares issuable upon exercise of the Option and available for delivery a prospectus meeting the requirements of Section 10(a)(3) and of said Act, that Option may be required, as a condition of issuance of the shares of common stock of the Company covered by the Option, to represent to the Company that the shares issued pursuant to the exercise of the Option are being acquired for investment and without a view to distribution thereof; and that in such case the Company may place a legend on the certificate(s) evidencing the shares of the common stock of the Company issued upon exercise of the Option reflecting the fact that the shares were acquired for investment and cannot be sold or transferred unless registered under said Act or unless counsel for the Company is satisfied that the circumstances of the proposed transfer do not require such registration.



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        10. MISCELLANEOUS.

               10.1 ENTIRE AGREEMENT. This Agreement contains the entire understanding between the parties with respect to the subject matter hereof, and supersedes any and all prior written or oral agreements between the parties with respect to the subject matter hereof. There are not representations, agreements, arrangements, or understandings, either written or oral, between or among the parties with respect to the subject matter hereof which are not set forth in this Agreement. Optionee acknowledges and agrees that it has already received the entire cash consulting fee payable to it by the Company pursuant to the Prior Agreement; that grant of the Option pursuant to this Agreement fulfills the entire obligation of the Company to grant options or equity interests in the Company pursuant to the Prior Agreement; and that the Company has no obligation pursuant to the Prior Agreement or otherwise grant any additional options or equity interests to Optionee as a result of any issuance of stock or other equity interests after the Grant Date.

               10.2 GOVERNING LAW. This agreement shall be governed by, and construed in accordance with, the laws of the State of California.

               10.3 NOTICES. Any notices given pursuant to this Agreement may be served personally on the party to be notified or may be mailed, with postage thereon fully prepaid, by certified or registered mail, with return receipt requested, addressed to the Company at its principal office (to the attention of its president) and to Optionee at its principal office address on the Company's records, or at such other address as either party may designate in writing from time to time. Any notice given as provided in the preceding sentence shall be deemed delivered when given, if personally served, or three (3) business days after mailing, if mailed.

               10.4 FURTHER ACTS. Each party to this Agreement agrees to perform such further acts and to execute and deliver such other and additional documents as may be reasonably necessary to carry out the provisions of this Agreement.

               10.5 SEVERABILITY. If any term, provision, covenant, or condition of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable for any reason, such invalidity, illegality, or unenforceability shall not affect any of the other terms, provision, covenants, or conditions of this Agreement, each of which shall be binding and enforceable.

               10.6 ARBITRATION. All disputes concerning the terms and conditions of this Agreement shall be subject to expedited and binding arbitration outside of the American Arbitration Association before an attorney or expert who is knowledgeable and experienced in the computer hardware and software field and who is selected by mutual agreement of the parties. A party shall commence arbitration by delivering written notice to the other party. If the parties fail to agree on an arbitrator within thirty (30) days after notice of a commencement of arbitration is delivered, each party shall select an independent individual, and the two independent individuals shall select the arbitrator. Judgment upon the award rendered in any arbitration may be entered in any court having jurisdiction of the matter.



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               IN WITNESS WHEREOF, the parties have entered into this Stock
Option Agreement as of the date first above written.

"COMPANY"                               "OPTIONEE"

Continuus Software Corporation          _______________________________



By:___________________________          By:____________________________

Name:_________________________          Name:__________________________

Title:________________________          Title:_________________________








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